EXHIBIT 99.2

STAFFING SOLUTIONS HOLDINGS, INC. AND SUBSIDIARIES

STAFFING SOLUTIONS HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	As of March 30, 2014	As of December 29, 2013
Current Assets
Cash and cash equivalents	$8,011	$882
Accounts receivable, net	93,472	140,453
Other receivables	18,043	20,128
Prepaid expenses and other	11,877	10,759
Total current assets	131,403	172,222
Property and equipment, net	9,228	8,769
Goodwill	82,103	54,861
Intangibles assets, net	36,953	12,401
Other non-current assets	4,894	2,734
Total assets	$264,581	$250,987

Current Liabilities
Accounts payable and accrued liabilities	$70,021	$74,057
Revolving credit facility	26,794	69,448
Other current liabilities	1,456	—
Total current liabilities	98,271	143,505
Long-term debt	121,821	70,557
Other non-current liabilities	15,096	6,770
Total liabilities	235,188	220,832
Total shareholders' equity	29,393	30,155
Total liabilities and shareholders' equity	$264,581	$250,987
See accompanying notes to unaudited condensed consolidated financial statements.

STAFFING SOLUTIONS HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands)

	Thirteen weeks ended
	March 30, 2014	March 31, 2013
Revenue from services	$148,258	$113,014
Cost of services	125,428	98,016
Gross profit	22,830	14,998
Selling, general and administrative expenses	16,731	12,961
Depreciation and amortization	4,801	3,582
Income (loss) from operations	1,298	(1,545)
Interest and other expense, net	(3,724)	(2,954)
Loss before tax benefit	(2,426)	(4,499)
Income tax benefit	(730)	(3,932)
Net loss	(1,696)	(567)

Foreign currency translation adjustment, net of tax	1,069	(158)
Comprehensive loss	$(627)	$(725)
See accompanying notes to unaudited condensed consolidated financial statements.

STAFFING SOLUTIONS HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Thirteen weeks ended
	March 30, 2014	March 31, 2013
Cash flows from operating activities:
Net loss	$(1,696)	$(567)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	4,800	3,582
Provision for doubtful accounts	121	—
Other operating activities	7,876	(1,751)
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	49,741	36,088
Accounts payable, accrued liabilities, and other liabilities	(7,774)	(7,186)
Other	431	264
Net cash provided by operating activities	53,499	30,430
Cash flows from investing activities:
Capital expenditures	(1,532)	(1,455)
Acquisition of business, net of cash acquired	(49,637)	—
Other investing	(739)	(4,028)
Net cash used in investing activities	(51,908)	(5,483)
Cash flows from financing activities:
Change in revolving credit facility, net	(42,644)	(24,347)
Proceeds from note payable	57,036	—
Payments on debt	(7,730)	—
Other	—	22
Net cash provided by (used in) financing activities	6,662	(24,325)
Effect of exchange rates on cash	(1,124)	(495)
Net change in cash and cash equivalents	7,129	127
CASH AND CASH EQUIVALENTS, beginning of period	882	1,537
CASH AND CASH EQUIVALENTS, end of period	$8,011	$1,664

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$338	$790
Income taxes	112	65
See accompanying notes to unaudited condensed consolidated financial statements.

STAFFING SOLUTIONS HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1:	ACCOUNTING PRINCIPLES AND PRACTICES

Financial Statement Preparation

The accompanying unaudited condensed consolidated financial statements (“financial statements”) of Staffing Solutions Holdings, Inc. and Subsidiaries (the "Company" or "Seaton") are prepared in accordance with U.S. generally accepted accounting principles ("GAAP") for interim financial information and rules and regulations of the Securities and Exchange Commission. Accordingly, certain information and footnote disclosures usually found in financial statements prepared in accordance with GAAP have been condensed or omitted. The financial statements reflect all adjustments which, in the opinion of management, are necessary to fairly state the financial statements for the interim periods presented. The Company followed the same accounting policies for preparing both quarterly and annual financial statements.

These financial statements should be read in conjunction with the audited financial statements and related notes thereto for the years ended December 29, 2013 and December 30, 2012, included in Exhibit 99.1 of this Current Report on Form 8-K/A. The results of operations for the thirteen weeks ended March 30, 2014, are not necessarily indicative of the results expected for the full fiscal year or for any other fiscal period.

NOTE 2:	DESCRIPTION OF BUSINESS
Chicago-based Seaton provides outsourced workforce solutions though its PeopleScout, HRX, and Staff Management|SMX brands. PeopleScout and Australia-based HRX specialize in recruitment process outsourcing, which involves large-scale sourcing, screening, and onboarding of permanent employees for customers. Staff Management|SMX is an outsourced workforce management provider that sources, screens, and onboards contingent workers who are managed by the Company's on site team as an integral part of the customer's workforce management team. Staff Management | SMX also manages outsourced staffing vendors for customers.

The Company’s fiscal year ends on the last Sunday of December.

NOTE 3.	HRX ACQUISITION

On January 31, 2014, the Company closed on a share sale agreement to purchase hrX Holdings, Pty Ltd. ("HRX") from CAZO Pty Limited. The Company formed a wholly owned subsidiary, Seaton HRX Holdings Pty Ltd., to acquire HRX. HRX has operations in Australia and performs recruitment process outsourcing. HRX also provides an on-line recruitment platform through its Springboard e-recruitment system.

The Company accounted for this acquisition ("HRX Acquisition") using the purchase method of accounting in accordance with ASC 805, Business Combinations. The fair value of the net assets acquired and the results of the acquired business are included in the condensed consolidated financial statements from the acquisition date forward. Seaton was required to make estimates and assumptions that affect the reported amounts of assets and liabilities and results of operations during the reporting period. Estimates are used in accounting for, among other things, the fair value of acquired net operating assets, property and equipment, intangible assets, useful lives of property and equipment, and amortizable lives for acquired intangible assets. Any excess of the purchase consideration over the identified fair value of the assets and liabilities acquired was recognized as goodwill. All acquisition-related costs were expensed as incurred and recorded in operating expenses.
The final purchase price is subject to change based on contingent earn-out payments based on earnings through June 30, 2014. The fair value of the identifiable assets acquired and liabilities assumed of approximately $49.0 million, net of cash acquired of approximately $4.2 million, equaled the fair value of the purchase price of the business. The purchase price includes contingent consideration of $7.5 million, which is recorded in Accounts payable and accrued liabilities on the Unaudited Condensed Consolidated Balance Sheets as of March 30, 2014. The estimated preliminary fair value of acquired assets and liabilities as of the date of acquisition was based on information available at that time. The valuation of the tangible and identifiable intangible assets and liabilities is subject to further management review and may change between the preliminary allocation and the final allocation. Any changes to these estimates may have a material impact on the operating results or financial condition. The Company incurred approximately $2.0 million of direct acquisition costs, which were expensed in 2014.

The following table summarizes the preliminary allocation of the purchase price based on the estimated fair value of the assets acquired and liabilities assumed as of the acquisition date of January 31, 2014 (in thousands):

Preliminary Purchase Price Allocation
Accounts receivable	$2,502
Prepaids, deposits, and other current assets	510
Property and equipment	220
Other non-current assets	401
Goodwill (1)	28,436
Indefinite-lived intangible assets	2,277
Definite-lived intangible assets	23,939
Total assets acquired	58,285

Accounts payable and accrued liabilities	1,134
Other current liabilities	674
Contingent purchase price payable	7,524
Total liabilities assumed	9,332

Total cash paid	$48,953
(1) Goodwill is attributable to the acquired workforce, strategic opportunities, and synergies that are expected to arise from the acquisition of HRX. The goodwill is not deductible for tax purposes.

The Company has estimated the fair value of the acquired identifiable intangible assets using the income approach. No residual value is estimated for any of the intangible assets.

The following table sets forth the components of definite-lived intangible assets and their estimated useful lives as of January 31, 2014 (in thousands, except for estimated useful lives, in years):

	Estimated Fair Value	Estimated Average Useful Life
Customer relationships	$9,404	11
Developed technology	9,453	10
Non-compete agreement	4,980	3
Trade name/trademarks	102	3
Total	$23,939

The Company also acquired definite-lived intangible assets, which consist of trade name/trademarks, with an estimated fair value of $2.3 million.

The acquired assets and liabilities of HRX are included in the Unaudited Condensed Consolidated Balance Sheets as of March 30, 2014 and the results of its operations and cash flows are reported in the Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss and Cash Flows from January 31, 2014.

Unaudited Pro forma financial information
The following table reflects the unaudited pro forma combined results of operations for the periods presented, as though the acquisition of HRX had occurred as of the beginning of the period being reported on.
The unaudited pro forma combined information combines Seaton's unaudited results of operations for the thirteen weeks ended March 30, 2014, and the audited results of operations for the fiscal year ended December 29, 2013, with the unaudited financial results of HRX for the thirteen weeks ended March 31, 2013, and the fiscal year ended December 30, 2012, respectively. The unaudited financial information is used by management for internal reporting purposes. Any changes required by an audit of the unaudited financial information could be material. The unaudited pro forma financial information presented is for illustrative purposes only and is not indicative of the results of operations that would have been realized if the acquisition had been completed on the dates indicated, nor is it indicative of future operating results.

The unaudited pro forma combined results of operations do not include costs of restructuring and integration associated with the acquisition.

Pro forma financial data is presented below (in thousands):

	Thirteen Weeks Ended	Fiscal Year Ended
	March 30, 2014	December 29, 2013
Revenue from services	$149,734	$606,023
Gross margin	23,829	89,785
Income from operations	1,837	7,637
Net income (loss)	(987)	3,269

NOTE 4.	DEBT

The following are the components of the Company's debt as of March 30, 2014 and December 29, 2013 (in thousands):

	March 30, 2014	December 29, 2013
US term loan	$36,000	$—
Australian term loan	22,219	—
15% coupon rate (16.79% imputed) senior subordinated notes due April 27, 2017	45,966	44,273
15% senior subordinated notes due April 27, 2017, with interest added to principal quarterly	10,109	9,744
Subordinated debt payable to selling stockholders, due April 27, 2017, 6% interest added to principal quarterly	8,983	16,540
Total debt	123,277	70,557
Total current debt (1)	1,456	—
Total long-term debt	$121,821	$70,557

(1) The current portion of long-term debt is recorded in Other current liabilities on the Unaudited Condensed Consolidated Balance Sheets.

Revolving Credit Facility

On January 29, 2014, the Company completed an amendment to the Revolving Credit Facility with Bank of America and RBS Citizens. The amendment provides for the purchase of HRX, the pay-off of the senior subordinated debt payable to selling stockholders of $7.7 million, as well as two term loans, a US term loan for $36.0 million and an Australian term loan for AUD $24.0 million.

Interest on the U.S. term loan is payable at; (a) the U.S. Prime Rate for such day; (b) the Federal Funds Rate for such day, plus 0.50%; or (c) LIBOR for a 30 day interest period as of such day, plus 1.00%. At March 30, 2014, the interest rate on the U.S. term loan was 6.75%. The interest on the Australian term loan is payable at the Bank Base Rate. At March 30, 2014, the interest rate on the Australian term loan was 8.37%.

Interest on outstanding revolving borrowings is payable at the prime rate plus 1.00% or, at the Company’s election, LIBOR plus 2.00%. The LIBOR interest rate at March 30, 2014 was 2.00%. All outstanding borrowings under the Revolving Credit Facility must be repaid no later than October 27, 2016. A commitment fee of 0.30% is payable monthly based on the unused portion of the Revolving Credit Facility. The revolving credit agreement provides that the Company’s customers make remittances directly to Bank of America and that amounts received are applied daily to reduce the debt outstanding under the Revolving Credit Facility. The Revolving Credit Facility provides that the LIBOR-based interest rate under the Revolving Credit Facility may be reduced in the future based on the achievement of EBITDA levels, as defined. Total borrowings under the Revolving Credit Facility at M arch 30, 2014, was $26.8 million. The Revolving Credit Facility is secured by substantially all of the assets of Seaton, PeopleScout, SMX, Seaton Puerto Rico, Seaton Cargo and Seaton Canada, and is guaranteed by the Parent.

The Company maintains standby letters of credit primarily for the benefit of its workers’ compensation insurance carriers. At March 30, 2014, the Company had letters of credit of $19.6 million outstanding. In addition, as part of the acquisition of HRX, certain members of the selling stockholders’ group agreed to provide collateral supporting additional standby letters of credit totaling $40,000 at March 30, 2014.

The Company is in compliance with the financial covenants under the Revolving Credit Facility.

Senior Subordinated Notes

In 2005, in conjunction with the purchase of Seaton by Leeds Equity Partners, the Company issued two senior subordinated notes with detachable warrants totaling $13.0 million. The senior subordinated notes and warrants are held by an affiliate of Leeds Equity Partners. The notes are composed of a $7.0 million note, which initially provided for interest paid in cash on a quarterly basis at 12%; a $6.0 million face amount note, which initially provided for accrued interest paid in-kind at 14%; and warrants, which are convertible into fully diluted common stock and Class A preferred stock. The difference between the notes’ face amount and their initial carrying amount of $11.7 million was due to the fair value of the warrants issued. This difference was recorded as a discount of $1.3 million and is amortized over the term of the note using the effective interest method.

Also in conjunction with the purchase of Seaton by Leeds Equity Partners, the Company issued subordinated promissory notes (subordinated debt payable to selling stockholders) totaling $10.0 million. These notes provide for accrued interest paid in-kind at 6% on a quarterly basis.

In December 2005, affiliates of Leeds Equity Partners and certain of the Company’s stockholders entered into an agreement for $3.0 million in additional senior subordinated notes, which provide for accrued interest paid in-kind at 15%. As part of the December 2005 transaction, the terms of the initial $13.0 million senior subordinated notes were amended to provide that interest, including interest already accrued, would henceforth be paid in-kind at 15%.

NOTE 5.	INCOME TAXES

Seaton’s effective tax rate on historical losses for the thirteen weeks ended March 30, 2014, was 30.1%. The principal difference between a statutory federal income tax rate of 34% and Seaton’s effective tax rate results primarily from nondeductible goodwill amortization of an electing private company.

Seaton’s effective tax rate on historical losses for the thirteen weeks ended March 31, 2013 was 87.4%. The principal difference between a statutory federal income tax rate of 34% and Seaton’s effective tax rate results primarily from Seaton’s change in deferred tax valuation allowances due to their change in accounting policy during the year to amortize goodwill for financial reporting purposes.

NOTE 6.	SUBSEQUENT EVENTS

The Company has evaluated its March 30, 2014, unaudited condensed consolidated financial statements for subsequent events through August 8, 2014, the date the unaudited condensed consolidated financial statements were available to be issued.

Effective June 30, 2014, the acquisition of all of the outstanding equity interests of the Company by TrueBlue, Inc. ("TrueBlue") was completed pursuant to a Stock Purchase Agreement, dated June 1, 2014. As a result of the acquisition, the Company became a wholly-owned subsidiary of TrueBlue.

The Company is not aware of any other subsequent events that would require recognition or disclosure in the unaudited condensed consolidated financial statements.